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                                                                   EXHIBIT 10.12

                           INDUSTRIAL BUILDING LEASE

                                     BETWEEN

              Damron Auto Parts East, Inc., a Florida corporation,
                                   as Landlord


                                       and


                 Damron Holding Company, a Delaware corporation,

                                    as Tenant


                          DATE OF LEASE: July 29, 1998


                          PREMISES: Melbourne, Florida

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                                TABLE OF CONTENTS

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
ARTICLE I GRANT AND TERM.......................................................1

ARTICLE II RENT................................................................1

ARTICLE III USE................................................................2

ARTICLE IV POSSESSION..........................................................2

ARTICLE V TAXES................................................................2

ARTICLE VI INSURANCE...........................................................4

ARTICLE VII UTILITIES..........................................................4

ARTICLE VIII MAINTENANCE AND ALTERATIONS.......................................5

ARTICLE IX COMPLIANCE WITH LAWS AND ORDINANCES.................................6

ARTICLE X MECHANIC'S LIENS.....................................................6

ARTICLE XI OPTIONS TO EXTEND...................................................7

ARTICLE XII DEFAULTS OF TENANT.................................................8

ARTICLE XIII DESTRUCTION AND RESTORATION......................................10

ARTICLE XIV CONDEMNATION......................................................11

ARTICLE XV ASSIGNMENT AND SUBLETTING..........................................12

ARTICLE XVI SUBORDINATION, NONDISTURBANCE AND ATTORNMENT......................12

ARTICLE XVII SIGNS............................................................13

ARTICLE XVIII LANDLORD'S ACCESS...............................................14

ARTICLE XIX SURRENDER AND HOLDING-OVER........................................14

ARTICLE XX HAZARDOUS AND TOXIC MATERIALS......................................15

ARTICLE XXI RIGHT OF FIRST REFUSAL............................................18

ARTICLE XXII MISCELLANEOUS PROVISIONS.........................................19

ARTICLE XXIII LANDLORD'S REPRESENTATIONS AND WARRANTIES.......................23
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ARTICLE XXIV LANDLORD DEFAULT.................................................25

ARTICLE XXV OPTION TO PURCHASE................................................26

ARTICLE XXV ARBITRATION.......................................................26

                                    EXHIBITS

EXHIBIT A -       Legal Description

EXHIBIT B -       Form Purchase Agreement

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                                     LEASE

     THIS LEASE (this "Lease") is made as of the 29th day of July, 1998, by and between Damron Auto Parts East, Inc., a Florida corporation ("Landlord"), and Damron Holding Company, a Delaware corporation, ("Tenant").

                                    ARTICLE I

                                 GRANT AND TERM

     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain parcel of real estate (the "Land") located in Melbourne, Florida, as legally described on Exhibit A attached hereto and by this reference made a part hereof, together with all improvements located thereon (the "Improvements"), and all appurtenances belonging to or in any way pertaining to such premises (the Land, Improvements and appurtenances hereinafter collectively referred to as the "Premises").

     1.2 The term hereof (the "Term") shall commence on July 29, 1998 (the "Commencement Date"), and shall terminate on the last day of the sixtieth (60th) complete calendar month to occur after the Commencement Date (the "Expiration Date") (unless the Term shall be terminated or extended in accordance herewith).

                                   ARTICLE II

                                      RENT

     2.1 Annual rent ("Rent") throughout the Term shall be Two Hundred Sixty Four Thousand and 00/l00 Dollars plus applicable sales tax ($264,000.00 plus applicable sales tax).

     2.2 Tenant shall pay Rent in equal monthly installments ("Monthly Rent") of Twenty-Two Thousand and 00/l00 Dollars plus applicable sales tax ($22,000.00 plus applicable sales tax), in advance on the first day of each and every calendar month during the Term.

     2.3 Rent shall be paid to or upon the order of Landlord at Landlord's address set forth herein or as otherwise designated in writing by Landlord. Landlord may change its address by notice to Tenant of such change pursuant to
Section 22.2 hereof.

     2.4 Rent not paid within fifteen (15) days after the same is due shall bear interest from the date when due and payable under the terms hereof until the same is paid at an annual rate of interest equal to ten percent (10%), unless a lesser rate shall then be the maximum rate

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permissible by law, in which event said lesser rate shall be charged. The rate of interest determined pursuant to the preceding sentence is sometimes hereinafter referred to as the "Maximum Rate of Interest."

     2.5 If the Commencement Date occurs on other than the first day of the month, or the Term shall end other than on the last day of the month, Tenant shall pay proportionate Rent at the monthly rate set forth herein (in advance) for such partial month, as well as any other charges payable for such partial month.

                                   ARTICLE III

                                       USE

     The Premises may be used and occupied for a salvage yard, auto servicing operations, and automotive aftermarket parts sales, and for all uses customarily and incidentally related thereto. Tenant shall not use or permit the Premises to be used for any other purpose without the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE IV

                                   POSSESSION

     Except as otherwise expressly provided herein, Landlord shall deliver exclusive possession of the Premises to Tenant on or before the Commencement Date.

                                    ARTICLE V

                                      TAXES

     5.1 "Taxes" shall mean real estate taxes, sewer rents, rates and charges, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including special or general assessments and income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied or imposed against the Premises or any portion thereof or interest therein. Notwithstanding the year for which any such taxes are levied, in the case of special taxes which may be payable in installments, the amount of each installment, plus any interest payable thereon, payable during any year shall be considered Taxes levied for that year. Except as provided in the preceding sentence, all references to Taxes levied, confirmed or imposed during a

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particular year or Taxes "for" a particular year shall be deemed to refer to
Taxes levied or otherwise imposed during such year without regard to when such Taxes are payable; provided, however, that in no event shall such Taxes be charged to or against Tenant or its successors or assigns, more than once. Landlord represents and warrants that it has received no written notice of special assessments affecting the Premises as of the date hereof.

     5.2 Tenant shall pay, before any fine, penalty, interest or cost is incurred, all Taxes which are levied, confirmed, imposed or which become a lien upon the Premises with respect to any period of time within the Term; provided, however, that as to any calendar year not falling entirely within the Term, Tenant shall be obligated to pay only a prorata share of Taxes based upon the number of days of the Term falling within the calendar year. Within ten (10) days after receipt of a copy of a tax bill, Landlord shall forward same to Tenant. Tenant shall not be liable for any costs, penalties or other expenses due to Landlord's failure to provide copies of such tax bills in a timely manner.

     5.3 Tenant shall have the right to contest at its own expense the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such Taxes, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.2 hereof, Tenant may postpone or defer payment of such Taxes if neither the Premises nor any portion thereof, by reason of such postponement or deferment, would be in danger of being forfeited or lost. Tenant also shall have the right to select the counsel to be retained in connection with the prosecution of any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys' fees, interest, penalties, fines and other liability in connection therewith. Tenant shall be entitled to the refund of any Taxes, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord previously has been reimbursed by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.3 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name.

     5.4 Tenant covenants to furnish to Landlord, upon request by Landlord therefor, official receipts of the appropriate taxing authority, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same.

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                                   ARTICLE VI

                                    INSURANCE

     6.1 Tenant shall procure policies of insurance relating to the Premises, at its own cost and expense, in character and amounts substantially similar to that insurance carried on the Premises by Landlord prior to the date of this Lease, and shall maintain such policies throughout the Term, and any Extension Period(s), in a commensurate ratio of insurance to replacement cost; provided however, that if the same becomes unreasonably expensive or impracticable to maintain, Tenant shall maintain insurance in accordance with industry standards.

     6.2 With the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right to self-insure against any and all risks.

     6.3 Notwithstanding any other provision of this Lease to the contrary, and without limitation of the provisions of this Article VI, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties hereto, or anyone claiming by, through, or under it in connection with the Premises, and (b) such party then is covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required). The parties agree to furnish to each insurance company which has or will issue policies of casualty insurance on the Improvements, written notice of said waivers and to have the insurance policies properly endorsed, if necessary, to acknowledge such subrogation waivers. Such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

                                   ARTICLE VII

                                    UTILITIES

     Tenant will pay, when due, all charges of every nature, kind or description for utilities consumed by Tenant at the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services.

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                                  ARTICLE VIII

                           MAINTENANCE AND ALTERATIONS

     8.1 Tenant shall keep and maintain the exterior and interior of the Premises in good condition and repair, including without limitation, all structural and non-structural repairs, maintenance and replacement of the plumbing, electrical, heating, ventilating, air conditioning and other mechanical systems (the "Systems"), and maintenance of the Premises' structure, foundation and roof. As to any repairs, alterations, additions and improvements (hereinafter "Alterations") costing in excess of $50,000.00, and as to any replacements or structural Alterations whatsoever, Tenant shall, in connection therewith, comply with the requirements of Section 8.2(b) hereof. To the extent possible, Tenant shall keep the Premises from falling temporarily out of repair or deteriorating. Further, Tenant shall keep and maintain the improvements at any time situated upon the Premises, the parking area and all sidewalks and areas adjacent thereto, safe, secure, clean and sanitary (including, without limitation, snow and ice clearance, planting and replacing flowers and landscaping, and necessary interior painting and carpet cleaning), and in substantial compliance with all zoning, municipal, county and state laws, ordinances and regulations applicable to the Premises. Landlord represents that the Premises are, as of the date of this Lease, in compliance with all applicable zoning, municipal, county and state laws, ordinances and regulations.

     8.2 (a) Subject to Section 8.2(b) hereof, Tenant shall make all Alterations on the Premises, and on and to the Improvements, parking areas, sidewalks, and equipment thereon, which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation, claiming by, through or under Tenant or which are necessary or desirable in Tenant's sole opinion for the safer or more efficient operation of Tenant's business. All Alternations performed by Tenant shall be performed with new materials, in a good and workmanlike manner. Except as provided in the first sentence of this paragraph, Tenant shall not create any openings in the roof or exterior walls, or make any other Alterations to the Premises, other than any non-structural Alterations not exceeding $50,000.00 in cost, without Landlord's prior written consent, which consent shall not be unreasonably withheld.

             (b) As to any non-structural Alterations costing in excess of $50,000.00, and as to any replacements or structural Alterations whatsoever, such work shall be performed with new materials, in a good and workmanlike manner, strictly in accordance with plans and specifications therefor first reasonably approved in writing by Landlord and in accordance with all applicable laws and ordinances. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord reasonably may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as-built" working drawings. In the event Tenant performs any work not in compliance with the provisions of this Section 8.2(b), Tenant, following written notice from Landlord, immediately shall remove such work and restore the Premises to its condition immediately prior to the performance thereof. If Tenant fails to remove such work and restore the Premises as aforesaid, Landlord, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, may enter the Premises

                                       5
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and perform said obligation(s) of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises nor render Landlord liable in any manner to Tenant.

                                   ARTICLE IX

                       COMPLIANCE WITH LAWS AND ORDINANCES

     9.1 During the Term Tenant shall, at its sole cost and expense, comply or cause compliance with all present and future laws, orders, rules, ordinances, regulations and requirements, including, without limitation, the Americans with Disabilities Act, applicable to the Premises. Landlord shall be responsible for all matters arising prior to Tenant's occupancy of the Premises.

     9.2 After prior written notice to Landlord, Tenant, at its sole cost and expense, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted. If necessary or proper to permit Tenant to so contest the validity or application of any such law or ordinance, Landlord shall execute and deliver any appropriate papers or other documents.

                                    ARTICLE X

                                MECHANIC'S LIENS

     Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or of anyone holding the Premises, or any portion thereof, by, through or under Tenant. If any such mechanic's lien or other lien at any time shall be filed against the Premises or any portion thereof, Tenant, within thirty (30) days after the date Tenant first becomes aware of the filing of the same, at Tenant's election, shall cause said lien either to be discharged of record or to be bonded over in a manner which is reasonably acceptable to Landlord. If Tenant shall fail to discharge such mechanic's lien or other lien or to bond over the same within such period, then Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit of a cash sum or a bond or other security, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees), together with interest thereon at the Maximum Rate of Interest, shall be repaid by Tenant to Landlord

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within thirty (30) days after demand therefor. Tenant shall indemnify, defend and hold harmless Landlord and the Premises from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

                                   ARTICLE XI

                                OPTIONS TO EXTEND

     11.1 Subject to the provisions hereinafter set forth in this Article XI, Landlord hereby grants Tenant options to extend the Term on the same terms, conditions and provisions as contained in this Lease, except as otherwise expressly provided herein, for three (3) periods of five (5) years each (collectively the "Extension Periods," or individually an "Extension Period," as applicable). If exercised in accordance herewith, the first Extension Period shall commence on the first (1st) day after the Expiration Date and each successive Extension Period shall commence on the day after the expiration of the immediately preceding Extension Period.

     11.2 Said options to extend each shall be exercisable in the following manner:

             (a) Not less than ninety (90) days prior to the Expiration Date or the last day of the applicable Extension Period, Tenant, by written notice to Landlord ("Extension Notice"), may exercise Tenant's option to extend for the next occurring Extension Period. If an option to extend the Term, as the same may have been previously extended, is not extended in the aforesaid manner, the Term and Tenant's rights hereunder and its rights to occupy and possess the Premises shall expire on the Expiration Date, or the last day of the then applicable Extension Period, as the case may be.

             (b) Subject to Section 11.3 hereof, if Tenant delivers an Extension Notice as aforesaid, the Term shall be extended on the same terms, conditions and provisions as contained herein

     11.3 Rent during the first Extension Period shall equal the Rent payable during the initial Term hereof, increased by the Increase Percentage, as that term is hereinafter defined, for the initial Term. Rent during the remaining Extension Period(s) shall equal the Rent payable during the immediately preceding Extension Period, increased by the Increase Percentage for the immediately preceding Extension Period. "Increase Percentage" shall mean the aggregate sum, for each year during the Term or relevant Extension Period, as the case may be, of the lesser of (i) the percentage increase in the Consumer Price Index over the immediately preceding twelve (12) months, as calculated utilizing the Consumer Price Index for the month of June in the relevant year, and (ii) Four and One-Half Percent (4.5%). By way of example only, if the annual increase in Consumer Price Index, as calculated in accordance with the foregoing, during the initial Term is, respectively, 2%, 5%, 1%, 6% and 4.7%, the Increase Percentage to be used in calculating Rent payable during the first Extension Period shall equal Sixteen and One-Half

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Percent (16.5%) [2 + 4.5 + 1 + 4.5 + 4.5 = 16.5]. Rent shall remain constant during each Extension Period. As used herein, "Consumer Price Index" means the Consumer Price Index, for all Urban Consumers -- Tampa, Florida. All Items (based index year 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including without limitation, a change in the base index year, an adjustment shall be made by Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to in the preceding sentence, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

                                   ARTICLE XII

                               DEFAULTS OF TENANT

     12.1 The occurrence of any one or more of the following events shall constitute an "Event of Default":

             (a) If default shall be made in the due and punctual payment of any Rent or in the payment of any other amount to be paid by Tenant to Landlord, when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after written notice thereof to Tenant; or

             (b) If material default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than as referred to in subsection (a) of this Section 12.1, and such default shall continue for a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or such longer period as is reasonable to cure said default, if said default cannot, with due diligence and in good faith, be cured within said thirty (30) days, provided that Tenant promptly and with due diligence and in good faith fails to commence the cure of the same within the thirty (30) day period and thereafter fails to prosecute the curing of such default with due diligence and in good faith.

     12.2 If an Event of Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative.

             (a) Landlord may terminate this Lease by giving Tenant written notice of its election to do so, in which event the Term shall end and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice;

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             (b) Landlord may terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon Tenant's right to possess the Premises or any part thereof shall cease on the date stated in such notice; and

             (c) Landlord may enforce the provisions of this Lease, including without limitation Section 12.5 hereof, and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

     12.3 If Landlord exercises either of the remedies provided for in Sections 12.2(a) and 12.2(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may, upon proper process of law, re-enter and take complete and peaceful possession of the Premises.

     12.4 If Landlord terminates Tenant's right to possess the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, as and when the same becomes due and payable, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums due and payable to Landlord during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts to mitigate damages and to re-let the Premises or any part thereof for the account of Tenant for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord reasonably shall determine. Also, in any such case, Tenant shall pay the cost of Landlord's reasonable expenses of re-letting. Landlord shall collect the rents from any such re-letting and apply the same first to the payment of its unreimbursed expenses of re-letting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue, until the expiration of the Term, shall operate only as an offsetting credit against the amount of Rent due and owing which thereafter becomes due and payable hereunder, and upon the expiration of the Term, the total aggregate amount of all such excesses which Landlord has then accumulated, if any, shall be paid to Tenant. No such re-entry, repossession, or re-letting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, and Landlord, at any time and from time to time, may sue and seek a judgment for any deficiencies from time to time remaining after the application of the proceeds of any such re-letting. In no event shall Landlord be entitled to collect Rent or other charges from Tenant prior to the date the same is due and payable under the terms of this Lease.

     12.5 If Landlord terminates this Lease pursuant to Section 12.2(a) hereof, Landlord shall be entitled to recover, as and for final damages for Tenant's default, an amount equal to the difference between the present value of the aggregate Rent to be paid by Tenant hereunder for the unexpired portion of the Term, and the then present value of the aggregate reasonable fair market

                                       9
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rent for the Premises over the same period. In the computation of present value, a discount rate of six percent (6%) per annum shall be employed.

                                  ARTICLE XIII

                           DESTRUCTION AND RESTORATION

     13.1 Tenant covenants and agrees that, subject to the availability of insurance proceeds, in case of damage or destruction of the Improvements after the Commencement Date by fire or otherwise, Tenant shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article VIII hereof) as may be reasonably acceptable to Landlord or required by law. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Improvements, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Section and Article VIII hereof. All insurance monies payable on account of such damage or destruction shall be applied to the payment of the costs of the Restoration. Notwithstanding anything to the contrary herein contained, if the insurance monies in the hands of Tenant shall be insufficient to pay the entire costs of the Restoration, Tenant may, but shall not be obligated to, pay any deficiency. If Tenant elects not to pay any such deficiency, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. Upon completion of the Restoration, Tenant shall be entitled to any insurance monies then remaining.

     13.2 From and after any destruction of or damage to the Improvements, or any portion thereof, by fire, casualty or otherwise, which results in the inability of Tenant to conduct its business, in part or in whole, at the Premises, all Rent and all other charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is resumed, or (b) the completion of Restoration; and in connection therewith, if the Improvements are damaged in part but Tenant elects to continue to conduct its business therein, the Rent shall abate and be diminished in proportion to that part of the Improvements which is rendered unusable.

     13.3 Notwithstanding the foregoing provisions of this Article XIII, in case of damage or destruction of the Improvements which results in the inability of Tenant to conduct its business, in part or in whole, at the Premises, and the Restoration can not reasonably be expected to be completed within one hundred eighty (180) days after the date of such damage or destruction, Tenant shall have the option of terminating this Lease as of the date of such damage or destruction by notice in writing given to Landlord within thirty (30) days after the occurrence of such damage or destruction. In such event, Landlord shall be entitled to all of the casualty insurance proceeds payable on account of such damage or destruction (excluding any insurance

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coverage for Tenant's contents, trade fixtures and other personal property), and
Tenant shall assign to Landlord, Tenant's rights to such insurance proceeds.

                                   ARTICLE XIV

                                  CONDEMNATION

     14.1 If, during the Term, the entire Premises shall be taken as the result of the exercise of the power of eminent domain or conveyed under threat thereof (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall terminate on the earlier of taking of possession by the condemning authority or the date of vesting of title pursuant to such Proceedings. Landlord and Tenant each shall be entitled to an allocation of the award to be made in such Proceedings relative to their respective interests in the Premises. For purposes of determining the value of Tenant's interest, it shall be assumed that Tenant would extend the Term for the maximum number of Extension Periods.

     14.2 If, during the Term, less than the entire Premises shall be taken in any such Proceedings, but such taking, in Tenant's reasonable judgment, shall render the Premises unusable, Tenant may terminate this Lease. Such termination shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term this Lease, and all right, title and interest of Tenant hereunder shall cease and terminate. If this Lease is terminated as provided in this Section 14.2, Landlord and Tenant each shall be entitled to an allocation of the award to be made in such Proceedings relative to their respective interests in the Premises. For purposes of determining the value of Tenant's interest, it shall be assumed that Tenant would extend the Term for the maximum number of Extension Periods.

     14.3 If during the Term, less than the entire Premises shall be taken, but such taking, in Tenant's reasonable judgment, shall not render the Premises unusable, this Lease, upon the earlier of taking of possession by the condemning authority or vesting of title in the Proceedings, shall terminate as to the parts so taken, and the proceeds of the award for such taking shall be delivered to Tenant to restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit and otherwise to make the remaining Premises appropriate for the use and occupancy of Tenant. In the event that the net amount of the award (after deduction of all costs and expenses, including attorneys' fees) that may be received in any such Proceedings for physical damage to the Improvements or the Land as a result of such taking is insufficient to pay all costs of such restoration work, Landlord shall deposit with Tenant such additional sum as may be required. The provisions and conditions in Article VIII applicable to changes and alterations shall apply to Tenant's obligations to restore as aforesaid.

     14.4 In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Rent and all other charges payable hereunder with respect to that portion of the Premises so taken, apportioned to the date of such termination.

     14.5 If Tenant either is not entitled, or does not elect, to terminate this Lease in the event of a partial taking of the Premises, the Rent payable hereunder during the period from and after the earlier of the taking of possession by the condemning authority and the date of vesting of title in such Proceedings through to the expiration or termination of this Lease (as the Term may be extended) shall abate and be diminished in proportion to that part of the Improvements and the Land which has been taken.

                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

     15.1 Tenant, at any time and from time to time during the Term, may: (a) assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest under it; (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law; or (c) sublet the Premises or any part thereof; provided, however, that the same shall not relieve Tenant from liability for performance of any covenant or obligation hereunder and, provided further, that Tenant shall notify Landlord in writing of such actions.

     15.2 Tenant shall not need the consent of Landlord if the assignment is to an entity related to or affiliated with Tenant. Tenant shall not assign this Lease to an entity unrelated or unaffiliated with Tenant, without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed. Any assignee of Tenant expressly shall assume in writing all of the obligations of Tenant hereunder, and Section 20.8 of this Lease shall be satisfied before such assignment is completed.

                                   ARTICLE XVI

             SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND
                                   ATTORNMENT

     16.1 This Lease is and shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage", which now or at any time hereafter may be placed upon the Premises, or any portion thereof or interest therein, and to all present and future ground or underlying leases of the Land, and to any replacements, renewals, amendments, modifications, extensions or refinancing of any of the foregoing, and to each and every advance made under any Mortgage (unless the holder of any Mortgage or the lessor under any such ground or underlying lease [such holder or lessor being hereinafter referred to as a "Mortgagee"] requires in writing that this Lease be superior thereto); provided that the Mortgagee agrees in writing that so long as no Event of Default is continuing, neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord, including Mortgagee. Tenant agrees at any time hereafter, and from time to time within thirty (30) days after demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that reasonably may be required to effect or confirm the subordination or superiority of this Lease to the lien of any such Mortgage or to any such ground or underlying lease. In addition, Landlord shall cause any Mortgagee currently holding a Mortgage, to agree in writing in a manner satisfactory to Tenant not to interfere with or disturb Tenant's rights as aforesaid so long as no Event of Default is continuing, said writing to be delivered to Tenant within thirty (30) days of the Commencement Date. The lien of any Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

     16.2 If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through foreclosure or the delivery of a deed in lieu thereof, then upon the written request of such Mortgagee, and provided that such Mortgagee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment. Subject to the terms of Section 22.7 hereof, in the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, and provided such transferee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall execute and deliver any instrument that such transferee and Landlord reasonably may request to evidence such attornment.

                                  ARTICLE XVII

                                      SIGNS

     Tenant may erect any signs on the exterior or interior of the Improvements or on the landscaped area adjacent thereto, provided that such sign or signs (i) do not cause any irreparable structural damage or other damage to the Improvements; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; and (iii) do not violate any covenants, conditions or restrictions affecting the Premises.

                                  ARTICLE XVIII

                                LANDLORD'S ACCESS

     18.1 Tenant agrees to permit Landlord and its authorized representatives, at Landlord's sole cost and expense, to enter upon the Premises at all reasonable times during ordinary business hours, upon not less than twenty-four (24) hours prior notice (except in the case of emergency, when no notice shall be required), for the purpose of inspecting the same and making any necessary repairs or replacements which are the obligation of Landlord. Landlord may, during the progress of any work required hereunder, keep and store upon the Premises all reasonably necessary materials, tools and equipment.

     18.2 Landlord is hereby also given the right at all reasonable times during ordinary business hours, upon not less than twenty-four (24) hours prior notice (except in the case of emergency, when no notice shall be required), to enter upon the Premises and to exhibit the same for the purpose of mortgaging or selling the same or, during the final four (4) months of the Term, leasing the same.

     18.3 In exercising its rights hereunder, Landlord shall refrain from any acts which may interfere with Tenant's use or occupancy of the Premises or access thereto. Without limiting the generality of the foregoing, Landlord acknowledges that it is necessary for Tenant to control access to the Premises in order to avoid unauthorized persons from viewing Tenant's trade secrets, proprietary products, technology and/or processes. Accordingly, while within the Premises, Landlord and its representatives, at Tenant's option, shall be accompanied by a representative of Tenant and shall comply with reasonable directions of such representative relative to safety and to the protection of Tenant's trade secrets and other proprietary information. Landlord also agrees to defend, indemnify and hold Tenant harmless against any and all claims, damages, liability, costs and expenses arising out of or alleged to have arisen out of any entry onto the Premises by Landlord and/or its authorized representatives. Landlord agrees to execute and cause its authorized representatives to execute confidentiality agreements as required by Tenant.

                                   ARTICLE XIX

                           SURRENDER AND HOLDING-OVER

     19.1 Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord, in good condition and repair, reasonable wear and tear and damage by casualty and condemnation excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all alterations. All permanent alterations, additions and improvements made in or upon the Premises by Tenant shall become Landlord's property and shall remain upon the Premises on any such termination without compensation, allowance or credit to Tenant.

     19.2 Upon the termination of this Lease, Tenant shall remove Tenant's personal property, trade fixtures and equipment; provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal and shall restore the Premises to the same condition as existed prior to the installation thereof. If Tenant does not remove Tenant's personal property, trade fixtures and equipment from the Premises prior to the expiration or earlier termination of the Term, Landlord, upon thirty (30) days' notice to Tenant, at its option, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord within thirty (30) days of demand therefor.

     19.3 Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Lease or after the termination of this Lease or of Tenant's right to possession pursuant to Article XII hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and for direct damages; provided, however, that Landlord shall not be entitled to recover, and hereby expressly waives any right to recover, consequential damages. Notwithstanding anything contained herein to the contrary, in the event Tenant or any party claiming by, through or under Tenant holds-over after the expiration of the Term, Landlord may elect, in lieu of any other remedy provided by law or herein, that the same shall constitute a month-to-month tenancy upon the same terms as in this Lease at a rate of rent equal to one hundred twenty five percent (125%) of the Monthly Rent for the month in which the Term expires.

                                   ARTICLE XX

                          HAZARDOUS AND TOXIC MATERIALS

     20.1    As used herein:

             (a) "Claim" shall mean and include any demand, cause of action, proceeding or suit (i) for damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, or contribution;
     (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response actions; or (iii) for enforcing this Article XX.

             (b) "Environmental Law" means federal, state, regional, county and local administrative rules, statutes, codes, ordinances, regulations, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders, judgments, and any similar items, relating to the protection of human health, safety, or the environment including without limitation: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (42 U.S.C. Sections 9601 ET SEQ.; (b) the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 ET SEQ.); (c) The Hazardous

     Materials Transportation Control Act of 1970 (49 U.S.C. Sections 1802 ET SEQ.; (d) the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Act Amendments ("RCRA") (42 U.S.C. Sections 6901 ET SEQ.); (e) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (33 U.S.C. Sections 1251 ET SEQ.) (the "Clean Water Act"); (f) the Safe Drinking Water Act (42 U.S.C. Sections 300h ET SEQ.); (g) the Clean Air Act, as amended by the Clean Air Act Amendments of 1990 (42 U.S.C. Sections 1857 ET SEQ.); (h) the Solid Waste Disposal Act, as amended by RCRA (42 U.S.C. Section 6901 ET SEQ.); (i) the Toxic Substances Control Act (15 U.S.C. Sections 2601 ET SEQ.); (j) the Emergency Planning and Community Right-to-Know Act of 1986 ("EPCRA") (42 U.S.C. Sections 11001 ET SEQ.); (k) the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") (7 U.S.C. Sections 136 ET SEQ.); (l) the National Environmental Policy Act of 1975 (42 U.S.C. Sections 4321 ET SEQ.); (m) the Radon Gas and Indoor Air Quality Reserve Act (42 U.S.C. Sections 7401 ET SEQ.); (n) the National Environmental Policy Act of 1975 (42 U.S.C. Sections 4321 ET SEQ.); (o) the Rivers and Harbors Act of 1899 (33 U.S.C. Sections 401 ET SEQ.); (p) the Oil Pollution Act of 1990 (33 U.S.C. Sections 1321 ET SEQ.); (q) the Endangered Species Act of 1973, as amended (16 U.S.C. Sections 1531 ET SEQ.); (r) the Occupational Safety and Health Act of 1970, as amended, (29 U.S.C. Sections 651 ET SEQ.); (s) North American Free Trade Act, (t) counterparts of any of the foregoing federal statutes enacted within or outside the United States or by any other nation, any U.S. state, region, county or local government (including any subdivisions thereof); (u) any and all laws, rules, regulations, codes, ordinances, licenses, permits, approvals, plans, authorizations, directives, rulings, injunctions, decrees, orders and judgments enacted or promulgated under any of the foregoing, all as amended and as may be amended in the future, and (v) common law theories of nuisance, trespass, waste, negligence, and abnormally dangerous activities arising out of or relating to the presence of Hazardous Substances in the environment or work place.

             (c) "Hazardous Substance" shall be construed broadly to include any substance, material or waste, including without limitation any constituent, chemical, element, particle, compound, material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance," or "special waste" under any Environmental Law which includes, but is not limited to, petroleum, petroleum by-products (including crude oil and any fraction thereof), waste oils, any hydrocarbon based substance, asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

             (d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Substance.

             (e) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the indoor or outdoor environment, including without limitation the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Substance.

             (f) "Response" or "Respond" shall mean action required by any Environmental Law to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate a Release of a Hazardous Substance.

     20.2 During the Term, Tenant, at its sole cost and expense, shall (a) comply with all Environmental Laws relating solely to its use of the Premises, and permits issued thereunder; (b) conduct any Management of Hazardous Substances by Tenant on the Premises in compliance with Environmental Laws; (c) use commercially reasonable efforts so as to not cause or allow the Release of any Hazardous Substances on, to or from the Premises, except in compliance with Environmental Laws and permits issued thereunder; (d) arrange for the lawful transportation and off-site disposal of all Hazardous Substances that it generates; (e) secure, maintain, and comply with all permits required by Environmental Laws in connection with Tenant's use of the Premises; and (f) provide Landlord with copies of all environmental reports and results of all environmental tests conducted by or for Tenant during the Term.

     20.3 During the Term, Landlord, at its sole cost and expense, shall (a) comply with all Environmental Laws other than those relating solely to Tenant's use of the Premises, and permits issued thereunder; and (b) secure, maintain and comply with all permits required by Environmental Laws other than those required solely by reason of Tenant's use of the Premises.

     20.4 Landlord and Landlord's agents and employees shall have the right to enter upon the Premises to conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws, provided that (a) such inspections and tests shall be performed at the sole cost and expense of Landlord; (b) Landlord shall provide Tenant with written notice not less than five business (5) days prior to conducting such inspections or tests; (c) such tests shall be performed at reasonable times designated by Tenant, shall be subject to the provisions of Section 18.3 and in all other respects shall not interfere with Tenant's business operations and shall be in compliance with Tenant's security procedures; and (d) Landlord promptly shall communicate and, when appropriate, delivery copies of the results of any investigation and tests, to Tenant.

     20.5 If Tenant's Management of Hazardous Substances at the Premises (a) results in or causes a Release which violates an Environmental Laws or permits issued thereunder; (b) gives rise to liability or a Claim or requires a Response under common law or any Environmental Law or permit issued thereunder; (c) causes a significant public health effect; or (d) creates a nuisance, Tenant shall promptly notify Landlord and, in any and all such occurrences and at its sole cost and expense, promptly take all applicable action in Response. Tenant shall keep Landlord reasonably informed as to its actions in connection with any Response.

     20.6 Tenant shall indemnify, defend and hold harmless Landlord, its beneficiary, managing agents and mortgagees from all Claims arising from or attributable to any breach by Tenant of any of its warranties, representations or covenants in this Article XX.

     20.7 Notwithstanding anything in the Article XX to the contrary, Tenant shall not be liable and Landlord shall fully indemnify and hold Tenant harmless from and against any and all liabilities, damages, expenses, costs and losses arising from, or as a result of, any use and occupancy of the Premises prior to the Commencement Date, including any violation of any Environmental Laws attributable to the period prior to the Commencement Date.

     20.8 Notwithstanding anything to the contrary in this Lease, in the event Tenant shall assign this Lease to an entity unrelated to or unaffiliated with Tenant, Tenant shall provide Landlord a Phase I environmental assessment of the Premises dated within ninety (90) days prior to the effective date of the assignment. Such assignee shall agree, as a condition precedent to the assignment, to provide Landlord with a Phase I environmental assessment of the Premises not less frequently than every five (5) years throughout the remainder of the Term, as the same may be extended pursuant to the terms of this Lease, and at the expiration of said Term.

                                   ARTICLE XXI

                             RIGHT OF FIRST REFUSAL

     If, at any time after the end of the eighty fourth (84th) complete calendar month to occur after the Commencement Date and before the end of the one hundred twentieth (120th) complete calendar month to occur after the Commencement Date, and while this Lease is in full force and effect, Landlord should receive from a bona fide, arm's-length purchaser a bona fide written offer to purchase the Premises ("Bona Fide Offer"), and should Landlord desire to accept the Bona Fide Offer, it shall first make a written offer (the "Tenant Offer") to sell said Premises to Tenant at the price and upon the terms and conditions set forth in the Bona Fide Offer. The Tenant Offer shall be accompanied by a copy of the Bona Fide Offer. Tenant may accept the Tenant Offer by service of notice of acceptance on Landlord on or before the thirtieth (30th) day following delivery of the Tenant Offer to Tenant. If the Tenant Offer is accepted, the purchase and sale shall be closed at the principal office of Landlord on the date set forth in the Bona Fide Offer or at such other place, time and date as Landlord and Tenant may agree upon, by payment of the purchase price against conveyance of the Premises free and clear of liens and encumbrances of every kind and description except as permitted by the Tenant Offer. If Tenant fails to fully and timely accept the Tenant Offer as herein provided, Landlord may make the bona fide sale of the Premises to the bona fide prospective purchaser making the Bona Fide Offer in accordance with the terms thereof; provided, however, that if Landlord fails to consummate the sale of the Premises on exactly the same terms and conditions as are set forth in the Bona Fide Offer, the Premises shall again be subject to Tenant's right of first refusal. Tenant's right of first refusal as set forth in this Article XXI shall be a continuing right and shall survive each sale of the Premises during the term hereof (as it may be extended as provided herein).

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

     22.1 To the fullest extent allowed by law, Tenant, at all times, shall indemnify, defend and hold Landlord, its officers, directors, employees and agents, harmless from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of, or from any work or things whatsoever done in or about, the Premises (except to the extent arising out of Landlord's negligence or other wrongful conduct), and further will indemnify, defend and hold Landlord, its officers, directors, employees and agents, harmless against and from any and all claims arising during the Term and based upon any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or neglect of Tenant, its agents, servants, employees, licensees, or contractors, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Term in or about the Premises, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or with respect to any such claim or action or proceeding brought thereon. To the fullest extent allowed by law, Landlord, at all times, shall indemnify, defend and hold Tenant, its officers, directors, employees and agents, harmless from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of, or from any work or things whatsoever done in or about, the Premises (except to the extent arising out of Tenant's negligence or other wrongful conduct), and further will indemnify, defend and hold Tenant, its officers, directors, employees and agents harmless against and from any and all claims arising during the Term and based upon any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act or neglect of Landlord, its agents, servants, employees, licensees or contractors, whenever and wherever occurring or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring prior to or after the Term in or about the Premises, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.

     22.2 All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests by Landlord to Tenant shall be sent by United States registered or certified mail, postage prepaid, or by commercial overnight delivery service or other personal service (with evidence of receipt), addressed as follows:

             LKQ Corporation
             120 N. LaSalle Street
             Suite 330
             Chicago, Illinois 60602
             Attn: General Counsel

or at such other place as Tenant may from time to time designate by written notice to Landlord. All notices, demands and requests by Tenant to Landlord shall be sent by United States registered or certified mail, postage prepaid, or by commercial overnight delivery service or other personal service (with evidence of receipt), addressed to Landlord as follows:

             Lenny Damron
             1046 N. Stony Point
             Crystal River, FL 34429

      with a copy to:

             Allan S. Gassman, Esq.
             1245 Court Street, Suite 102
             Clearwater, FL 33756

or at such other place as Landlord from time to time may designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, by mail in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder on the second business day after mailing, and notices served by overnight delivery service shall be deemed served or given on the second business day after delivery to such service.

     22.3 Landlord covenants and agrees that Tenant, upon paying the Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Premises (subject to the provisions of this Lease) during the Term (as it may be extended from time to time as expressly provided herein) without hindrance or molestation by Landlord or by any person or persons claiming under Landlord. In the event of a breach by Landlord of this Section 22.3, or of any other covenant herein, then, anything in this Lease notwithstanding, Tenant shall have the full right to cure such breach at the expense of Landlord, and Landlord shall upon demand pay Tenant's costs, including attorneys' fees and expenses, of curing said breach (or Tenant, at its option, may deduct said costs and fees and expenses from the next accruing installment(s) of Rent or other charges payable by it to Landlord), or Tenant may enforce any and all remedies at law or in equity or under this Lease which may be available to Tenant under the particular circumstances.

     22.4 Tenant and Landlord, each without charge at any time and from time to time, within thirty (30) days after written request by the other party, shall certify by written instrument, duly executed, acknowledged and delivered to any Mortgagee, assignee of a Mortgagee, proposed Mortgagee, or to any purchaser or proposed purchaser or transferee of the Landlord, Tenant or Premises or any interest therein:

             (a) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

             (b) The dates to which the Rent has been paid in advance;

             (c) Whether or not there are then existing any breaches or defaults by the certifying party or by the other party and known by the certifying party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any set-offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same);

             (d) That Tenant has made no advancements to or on behalf of Landlord for which it has the right to deduct from, or offset against, future Rent payments;

             (e) Tenant has accepted the Premises and is in full and complete possession thereof; and

             (f) Such other statements or certificates as Landlord or Tenant or any Mortgagee may reasonably request.

     22.5 Upon not less than thirty (30) days prior written request by either party, the parties hereto agree to execute and deliver to each other a memorandum of lease, in recordable form, setting forth the following:

             (a) the date of this Lease;

             (b) the parties to this Lease;

             (c) the Term of this Lease;

             (d) the three (3), five (5) year extension options set forth in
     Article XI;

             (e) the right of first refusal set forth in Article XXI;

             (f) the legal description of the Premises;

             (g) the option to purchase set forth in Article XXVI; and

             (h) such other matters reasonably requested by Landlord or Tenant to be stated therein.

     22.6 If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the State of Florida.

     22.7 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its successors and assigns.

     22.8 The caption of each article of this Lease is for convenience and reference only and in no way defines, limits or describes the scope or intent of such article or of this Lease.

     22.9 This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

     22.10 All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

     22.11 There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any other estate or interest in the Premises or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created hereby, and (2) any such other estate or interest in the Premises or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

     22.12 All obligations, monetary or otherwise, accruing prior to expiration of the Term (as it may be extended from time to time) shall survive the expiration or other termination of this Lease.

     22.13 Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     22.14 Each party represents and warrants to the other that it has not dealt with any broker in connection with this Lease and agrees to indemnify and hold the other party and its agents, officers, directors and employees harmless from all losses, damages, liabilities, claims, liens, costs and expenses, including, without limitation, attorneys' fees, arising from any claims or demands of any broker or brokers, salespersons or finders for any commission or fee alleged to

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be due such broker or brokers, salespersons or finders based upon such broker or brokers, salespersons or finders having dealt with the indemnifying party in connection with this Lease.

     22.15 To the extent either party indemnifies and agrees to defend the other under the terms of this Lease, the indemnifying party shall have the right to select counsel to undertake such defense, which counsel shall be reasonably acceptable to the indemnified party.

     22.16 Subject to specific conditions as to consents and approvals provided for in other sections of this Lease, no consent or approval required under this Lease shall be unreasonably withheld or delayed.

     22.17 This Lease may be executed in counterparts, each of which when taken together shall constitute one instrument.

     22.18 This Lease represents the product of the joint negotiation, preparation and agreement of and between the parties hereto and is not to be construed against one party or the other as the principal drafter.

     22.19 In the event of any litigation between the Landlord and the Tenant arising out of an alleged breach of this Lease by either of them and such litigation terminates upon the issuance of a final, unappealable judicial order, the unsuccessful party therein shall pay the successful party's reasonable attorneys' fees and expenses in such litigation. This provision shall inure only to the Landlord and Tenant and their respective successors and permitted assigns, if any.

                                  ARTICLE XXIII

                    LANDLORD'S REPRESENTATIONS AND WARRANTIES

     23.1 In addition to the other representations and warranties made herein, Landlord hereby represents and warrants to Tenant that as of the date hereof the following representations and warranties are true, correct and complete and that the same will be true, correct and complete on and as of the Commencement Date:

             (a) Landlord warrants and represents that the execution and delivery of this Lease by the signatory hereto on behalf of Landlord and the performance of this Lease by Landlord have been duly authorized by Landlord and this Lease is binding upon Landlord and enforceable against Landlord in accordance with its terms.

             (b) Landlord warrants and represents that it is the owner of fee simple title to the Land, and except for mortgages of record which have been disclosed in writing to Tenant, free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights of way, easements, leases, tenancies, licenses, claims, options, and any other matters which would impair the marketability of title to the Land.

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             (c) Landlord represents and warrants that there are no condemnation or judicial proceedings, administrative actions or examinations, claims or demands of any type which have been instituted or which are pending or threatened against Landlord with respect to the Premises or any part thereof. There are no actions or proceedings pending or to the best of Landlord's knowledge, threatened against Landlord with respect to the Premises before any court or administrative agency which would result in any material adverse change in the condition and operation of the Premises. In the event Landlord receives notification of any of the foregoing prior to Commencement Date, copies of such notice shall be provided to Tenant by Landlord within three (3) days following its receipt thereof, but in no event later than the Commencement Date.

             (d) Landlord represents and warrants that Landlord is duly organized and validly existing under the laws of the State of Florida, that the execution and delivery of this Lease and the transaction contemplated hereby have been duly authorized by Landlord and that the performance of Landlord's obligations under this Lease will not violate its organizational documents, the provisions of any applicable law or agreement to which it is a party or under which it is bound.

             (e) Landlord represents and warrants that the Premises will be delivered on the Commencement Date in substantially the same condition as on the date hereof, reasonable wear and tear excepted, and free of any occupants, tenants or rights of first refusal, right of reverter or rights of first offer relating to the Premises, other than as provided in this Lease; any service contracts or management agreements; and any employee, employment agreements or union contract affecting the Premises.

             (f) Landlord represents and warrants that Landlord has not filed any proceeding or petition in, nor received notice that any proceeding or petition has been filed against Landlord in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver, custodian or trustee, or for the arrangement of debts under any state or federal statute relating to debtor protection or insolvency, and further that Landlord is not insolvent and will not be rendered insolvent by the consummation of the transaction contemplated by this Lease.

             (g) Landlord represents and warrants that it has received no notice of any violations of building, fire, air pollution, or Environmental Law and that Landlord has no knowledge of any suits or judgments threatened or pending relating to violations at the Premises or any portion of the Premises of any such laws, ordinances and regulations.

             (h) Landlord represents and warrants that there are no special taxes or assessments pending and/or unpaid with respect to any improvements not yet completed on the Premises;

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             (i) Landlord represents and warrants that there are no parties that have any rights to possession of any part of the Premises other than Landlord or that have any leases to any portion of the Premises, other than as provided in this Lease.

             (j) Landlord represents and warrants that there are no written or oral service agreements or other contracts or leases with respect to the Property or any part thereof, except this Lease.

             (k) Landlord represents and warrants that there are no underground storage tanks on the Premises or any condition on the Premises which materially violates the terms of any applicable environmental law.

             (l) Landlord represents and warrants that there are no asbestos-containing materials on the Premises.

             (m) Landlord represents and warrants that between the date of this Lease and the Commencement Date that it will not enter into any leases, service agreements or other contracts with respect to the Premises, which will be effective beyond the Commencement Date without express written consent of Tenant, which consent shall not be unreasonably withheld; provided, however, the Tenant shall not be required to consent to any agreement which will terminate on or before the Commencement Date.

     All representations made by Landlord in this Article XXIII shall survive the execution of this Lease and, if later, the Commencement Date.

                                  ARTICLE XXIV

                                LANDLORD DEFAULT

     In the event Landlord breaches any of the representations and warranties contained in Article XXIII hereof, or in the event any such representation or warranty is untrue when made, or in the event Landlord breaches any of its obligations under Article IX hereof, and if such breach is curable and is not cured within thirty (30) days after written notice thereof, Tenant shall have the right to terminate this Lease. In addition to Tenant's rights contained herein or available in law or at equity, in the event Landlord neglects or fails to comply with any of Landlord's obligations contained in this Lease, Tenant may, after giving Landlord not less than 30 days prior written notice, (a) cure any such Landlord's default and (b) withhold rent in an amount not to exceed any amount which Tenant spends to cure any such default or otherwise incurs by reason of Landlord' default (including attorneys' fees and expenses).

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                                   ARTICLE XXV

                               OPTION TO PURCHASE

     25.1 In consideration of the Rent to be paid by Tenant under this Lease and other good and valuable consideration and in addition to the right of first refusal granted to Tenant in Article XXI herein, Landlord hereby irrevocably grants to Tenant the exclusive option (the "Option") to purchase the Premises, including but not limited to all structures and improvements thereon and all appurtenances thereto, on the terms and conditions set forth herein and substantially in accordance with the Real Estate Purchase Agreement attached as Exhibit B hereto and made a part hereof (the "Purchase Agreement") for a purchase price (the "Purchase Price") equal to: (a) if exercised on the last day of the sixtieth (60th) complete calendar month to occur after the Commencement Date (the "First Exercise Date"), $2,640,000.00; and (b) if exercised at the end of the eighty fourth (84th) complete calendar month to occur after the Commencement Date (the "Second Exercise Date"), $3,234,000.00.

     25.2 Tenant shall have the right to exercise the Option at the First Exercise Date, and, if not previously exercised, at the Second Exercise Date, by Tenant giving Landlord written notice of Tenant's exercise (the "Option Exercise Notice"), which notice shall be no less than ninety (90) days prior to the First Exercise Date, or the Second Exercise Date, as applicable. The Option Exercise Notice shall be accompanied by four (4) copies of the Purchase Agreement each dated as of the date of Tenant's notice and executed by Tenant, as purchaser, and in substantial accordance with Exhibit B hereto. Within three (3) days of Landlord's receipt of Tenant's exercise of the Option, Landlord shall execute and return to Tenant two (2) of the four (4) copies of the Purchase Agreement which Tenant shall have sent to Landlord. In the event that the Option is not exercised by Tenant in the manner provided herein, the Option shall be null and void and of no further force or effect.

     25.3 The Option is a continuing option and shall survive any and all sales of the Premises by Landlord.

                                  ARTICLE XXVI

                                   ARBITRATION

     Any party may request by notice to the other party that any dispute under this Lease be submitted to mediation, to be attended by each party and counsel for each party. If any such dispute has not been resolved within 20 days of the notice requesting mediation, then the dispute may be submitted to binding arbitration by either party. Arbitration shall be conducted under and governed by the Commercial Rules of the American Arbitration Association, as in effect from time to time. All arbitration hearings shall be conducted in Chicago, Illinois (if the dispute is submitted to arbitration by Landlord) or Tampa, Florida (if the dispute is submitted to arbitration by Tenant). A judgment upon the award may be entered in any court having jurisdiction. The number of arbitrators shall be three, one each selected by Tenant and the Landlord, with the third

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arbitrator selected by the two selected by the parties. The arbitrators must render their arbital decision and award and give a written opinion setting forth the basis of their decision, all not later than 45 days after the conclusion of the arbitration. Each party shall take or cause to be taken all reasonable action to facilitate the conduct of the arbitration and the rendering of the award at the earliest possible date. The costs of the arbitration, including all costs and expenses (including reasonable legal fees and expenses) of each party shall be borne and paid in accordance with the determination of the arbitrators, who shall take into account, in such determination, which party (if any) has prevailed. The parties intend that the mediation and arbitration provisions set forth in this Article XXVI shall be the only means of resolving any disputes under this Lease.

     IN WITNESS WHEREOF, each of the parties has caused this Lease to be duly executed as of the day and year first above written.

TENANT:                                  LANDLORD:

Damron Holding Company, a Delaware       Damron Auto Parts East, Inc., a Florida
corporation                              corporation

By: /s/ Thomas B. Raterman               By: /s/ Leonard A. Damron III

Name: Thomas B. Raterman                 Name: Leonard A. Damron III

Title: Vice-President                    Title: President

Date: July 29, 1998                      Date: July 29, 1998

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